Exhibit 99.1

NEWS FROM ARDEN REALTY, INC.

FOR IMMEDIATE RELEASE

CONTACT:	Richard Davis (310) 966-2600

ARDEN REALTY, INC. REPORTS FIRST QUARTER 2005 FFO OF $0.58 PER SHARE

May 4, 2005

Los Angeles, California — Arden Realty, Inc. (NYSE/ARI), a Los Angeles-based office real estate investment trust, today reported Funds From Operations (FFO) for the first quarter of 2005 of $39.5 million or $0.58 per share on a fully diluted basis, compared with FFO of $43.3 million or $0.65 per share on a fully diluted basis for the first quarter of 2004.

Revenues from rental operations for the properties included in continuing operations for the first quarter of 2005 were $102.1 million, compared with $94.3 million for the first quarter of 2004. Net income for the first quarter of 2005 was $9.0 million or $0.14 per share on a fully diluted basis, compared with $18.9 million or $0.29 per share on a fully diluted basis for the first quarter of 2004. General and administrative expenses as a percentage of revenues were 7.7% for the first quarter of 2005 including charges related to employee separation and dead deal costs.

The portfolio was 90.4% occupied and 91.8% leased at the end of the first quarter of 2005, compared to 91.2% occupied and 92.7% leased at the end of the fourth quarter of 2004 and 88.7% occupied and 91.4% leased at the end of the first quarter of 2004. Excluding the 8 properties currently held for disposition, the portfolio was 91.1% occupied and 92.4% leased at the end of the first quarter of 2005.

A dividend of $0.505 per share was declared for the first quarter of 2005 for holders of record as of March 31, 2005.

Total debt at March 31, 2005 was approximately $1.55 billion, representing approximately 40.1% of total market capitalization and 47.4% of gross asset value.

Arden Realty will host a conference call to discuss first quarter 2005 operating results on May 5, 2005, at 1:00 p.m. Eastern time. A live webcast (listen only mode) of the conference call will be available at this time. A hyperlink to the live webcast will be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com. A replay of the conference call may be heard by calling (800) 642-1687 (U.S.) or (706) 645-9291 (International), access code 5365256, from 3:00 p.m. Eastern time on May 5, 2005 through 3:00 p.m. Eastern time on May 19, 2005. During this period, an on-demand webcast replay of the call will also be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com.

Financial schedules, including a reconciliation of net income to FFO, follow. A detailed analysis of the quarter’s results can be obtained by viewing the Supplemental Operating and Financial Data available in the Investor Information section (Financial Reports) of our website at www.ardenrealty.com, or by calling Richard Davis, Arden Realty’s Chief Financial Officer, at the number listed above.

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Arden Realty is a self-administered, self-managed real estate investment trust that owns, manages, leases, develops, renovates and acquires commercial office properties located in Southern California. As of March 31, 2005, the Company’s portfolio contained 121 properties comprised of 198 buildings and approximately 18.9 million rentable square feet, including 8 properties and 12 buildings currently held for disposition. For more information on the Company, visit the Arden website at www.ardenrealty.com.

This press release, including the documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act pertaining to, among other things, our future results of operations, capital resources, portfolio performance, cash available for distribution, acquisitions, lease renewals, property development, property renovation, capital requirements, funds from operations, anticipated market and demographic conditions and general business, industry and economic conditions applicable to us. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology.

Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from our expectations include the availability and cost of capital for future investments, our ability to lease or re-lease space at current or anticipated rents, changes in the supply of and demand for our properties, changes in interest rate levels, risks associated with the development, acquisition or disposition of properties, competition within the industry, real estate and market conditions, and other risks detailed from time to time in our SEC filings. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance, including risks and factors included in other sections of this press release. In addition, we discussed a number of material risks in our annual report on Form 10-K for the year ended December 31, 2004. Those risks continue to be relevant to our performance and financial condition. We also operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

In addition, we expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they were made, to anticipate future results or trends.

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ARDEN REALTY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2005	2004
	(unaudited)
Assets
Investment in real estate:
Commercial properties	$3,101,706	$2,839,286
Less: accumulated depreciation and amortization	(483,827)	(462,411)

	2,617,879	2,376,875
Properties under development / renovation	—	16,295
Land available for development	23,795	23,795
Properties held for disposition, net	120,219	135,016

Net investment in real estate	2,761,893	2,551,981
Cash and cash equivalents	3,524	13,040
Restricted cash	14,852	14,788
Rent and other receivables	7,415	5,953
Deferred rent	43,391	42,886
Prepaid financing costs, expenses and other assets, net	34,015	31,349

Total assets	$2,865,090	$2,659,997

Liabilities and Stockholders’ Equity
Mortgage loans payable	$369,971	$371,548
Mortgage loans payable — properties held for disposition	3,857	11,091
Unsecured lines of credit	259,000	121,500
Unsecured term loan	125,000	125,000
Unsecured senior notes, net of discount	792,537	696,945
Accounts payable and accrued expenses	48,931	58,215
Security deposits	25,928	25,498
Dividends payable	33,681	33,494

Total liabilities	1,658,905	1,443,291
Minority interest	21,780	20,414
Stockholders’ Equity
Common stock	667	664
Additional paid-in capital	1,196,693	1,212,508
Deferred compensation	(12,312)	(12,830)
Accumulated other comprehensive loss	(643)	(4,050)

Total stockholders’ equity	1,184,405	1,196,292

Total liabilities and stockholders’ equity	$2,865,090	$2,659,997

Note: The December 31, 2004 balance sheet has been reclassified to conform to the current period presentation for the classification of eight properties as “held for disposition” during the first quarter of 2005.

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ARDEN REALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2005	2004
	(unaudited)
Revenue
Revenues from rental operations:
Scheduled cash rents	$88,165	$81,574
Straight-line rents	763	956
Tenant reimbursements	5,089	4,276
Parking, net of expenses	5,947	5,464
Other rental operations	2,156	1,987

	102,120	94,257
Interest and other loss (income)	251	(765)

Total revenue	101,869	95,022

Expenses:
Property expenses:
Repairs and maintenance	11,761	10,109
Utilities	7,372	6,730
Real estate taxes	8,001	7,349
Insurance	1,700	1,813
Ground rent	303	125
Property administrative	4,412	4,339

Total property expenses	33,549	30,465
General and administrative expense	8,245	4,484
Interest expense	22,926	23,058
Depreciation and amortization	30,696	27,127
Minority interest	164	1,301

Income from continuing operations	6,289	8,587
Discontinued operations, net of minority interest	1,252	3,845
Gain on sale of discontinued properties	2,057	6,429
Loss from defeasance of debt related to sale of discontinued property	(557)	—

Net income	$9,041	$18,861

Net income per share:
Basic	$0.14	$0.29

Diluted	$0.14	0.29

Weighted average common shares:
Basic	66,258	64,813

Diluted	66,637	65,228

Note: Operating results in the prior period have been reclassified to conform to the current period presentation resulting from the classification of eight properties into “discontinued operations” during the first quarter of 2005.

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ARDEN REALTY, INC.
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	March 31,
	2005	2004
Funds From Operations:(1)
Net Income	$9,041	$18,861
Plus -
Depreciation and minority interest from discontinued operations	1,622	3,472
Depreciation and amortization	30,696	27,127
Minority interest	164	1,301
Loss on sale of discontinued properties	—	—
Less -
Gain on sale of discontinued properties	(2,057)	(6,429)
Income allocated to Preferred Operating Partnership Units	—	(1,078)

Funds From Operations:(2)	$39,466	$43,254

Per share:
Funds from Operations — Diluted	$0.58	$0.65

Dividends declared	$0.505	$0.505

Weighted average shares and Operating Partnership Units outstanding - Diluted	68,360	66,910

(1)	We believe that funds from operations, or FFO, is a useful supplemental measure of our operating performance. We compute FFO in accordance with standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002. The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles, or GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO, by excluding depreciation costs, the gains or losses from the sale of operating real estate properties and extraordinary items as defined by GAAP, provides an additional perspective on our operating results. However, because these excluded items have real economic effect, FFO is a limited measure of performance.

FFO captures trends in occupancy rates, rental rates and operating costs. FFO excludes depreciation and amortization costs and it does not capture the changes in value in our properties that result from use or changes in market conditions or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. Therefore, its ability to measure performance is limited.

Because FFO excludes significant economic components of net income determined in accordance with GAAP, FFO should be used as an adjunct to net income and not as an alternative to net income. FFO should also not be used as an indicator of our financial performance, or as a substitute for cash flow from operating activities determined in accordance with GAAP or as a measure of our liquidity. FFO is used by investors to compare our performance with other REITs. Other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs.

(2)	Included in FFO is non-cash compensation expense of $519,000 and $746,000 for the three months ended March 31, 2005 and March 31, 2004, respectively.

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